UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

AMYLYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41199	46-4600503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway, Suite 6W Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 682-0917

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMLX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2026, Amylyx Pharmaceuticals, Inc. (“Amylyx” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, Morgan Stanley & Co. LLC, Guggenheim Securities, LLC, and LifeSci Capital LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of an aggregate of 14,090,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price to the public of $35.50 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 2,113,500 additional shares of Common Stock at the public offering price less the underwriting discounts and commissions (the “Option Shares” and together with the Firm Shares, the “Shares”).

The aggregate net proceeds to the Company, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $471.7 million, or approximately $542.5 million if the option to purchase the Option Shares is exercised in full by the Underwriters. Amylyx intends to use the net proceeds from this Offering, together with existing cash, cash equivalents and marketable securities, to fund the potential commercial launch of avexitide in the United States, if approved, including securing additional manufacturing capacity to meet commercial supply requirements, and for research and development, working capital and other general corporate purposes. The Offering is expected to close on August 21, 2026, subject to customary closing conditions. All of the Shares in the Offering are being sold by the Company.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement.

The Offering is being made pursuant to a prospectus supplement, dated August 19, 2026 (the “Prospectus Supplement”), filed with the U.S. Securities and Exchange Commission (“SEC”) on August 20, 2026, and an accompanying base prospectus that forms a part of the registration statement on Form S-3ASR (File No. 333-293956), which became automatically effective upon filing with the SEC on March 3, 2026. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including with respect to the completion of the Offering, the potential exercise by the underwriters of the option to purchase additional shares, the anticipated closing date of the Offering, the expected amount of proceeds from the Offering and the expected use of proceeds from the Offering. No assurance can be given that the Offering discussed above will be completed. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in Amylyx’s SEC filings, including Amylyx’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, and subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Amylyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Amylyx.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 19, 2026

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLYX PHARMACEUTICALS, INC.

Date: August 20, 2026	By:	/s/ James M. Frates
James M. Frates
Chief Financial Officer